Exhibit 99.1
Bakkt Reports First Quarter 2023 Results

Quarterly net revenues of $13.0 million, increased 4% year-over-year
Operating expenses of $58.4 million, declined 4% year-over-year; includes $4.3 million of restructuring expenses
Acquisition of Apex Crypto closed on April 1, 2023, bringing ~5.8 million crypto-enabled accounts to the Bakkt platform
Outlook for Apex Crypto includes full year 2023 gross revenue of ~$1,874 million - $2,384 million and crypto costs and execution, clearing and brokerage fees of ~$1,868 million – $2,376 million

ALPHARETTA, GA – May 11, 2023 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE: BKKT) announced its financial and operational results for the quarter ended March 31, 2023.

“We are proud of our accomplishments in the first quarter and thrilled about the recent close of our acquisition of Apex Crypto,” said Gavin Michael, President and CEO of Bakkt. “Our secure qualified custodian combined with Apex Crypto’s advanced trading capabilities positions us to be the crypto infrastructure provider of choice. We are excited to bring our unique, highly regulated, best-in-class crypto platform to our new fintech, existing and prospective clients to explore opportunities to deepen relationships. We will continue our disciplined approach to managing expenses, which enabled us to deliver improved operating margins in the first quarter of 2023. We believe we are well-positioned to benefit from improving crypto market conditions.”

Recent Strategic Highlights
Acquisition of Apex Crypto – We closed the acquisition of Apex Crypto on April 1, 2023. This transformational deal combines Bakkt’s premier custody solutions with Apex Crypto’s advanced trading capabilities, positioning us as the crypto infrastructure provider of choice and bolsters our path to profitability. The transaction strengthens our crypto product offering with enhanced features such as deeper liquidity, coin transfers and advanced order capabilities, which are available to our clients today. Our acquisition provides access to new client verticals in high growth sectors with leading fintech partners including Webull, Stash, M1 Finance and Public. We are focused on integrating Apex Crypto in an expeditious manner and expanding into new capabilities and international markets by leveraging Apex Crypto’s existing client base.

Bakkt First Quarter Financial Highlights (unaudited; does not include Apex Crypto)

$mm’s	1Q23	1Q22	Increase/ (decrease)
Net revenues	$13.0	$12.5	4%
Operating expenses	58.4	61.0	(4)%
Operating loss	(45.4)	(48.5)	(6)%
Net loss	(44.9)	(43.3)	4%
Adjusted EBITDA loss (non-GAAP)	$(28.9)	$(28.9)	0%

•Transacting accounts of approximately 690,000 increased 2% year-over-year. Digital asset conversion volume of $193 million increased 6% year-over-year, due to loyalty redemption from increased air travel activity.
•Net revenues of $13.0 million increased 4% year-over-year, driven by higher transaction revenue from the loyalty redemption business.
•Total operating expenses of $58.4 million decreased 4% year-over-year. Total operating expenses for the three months ended March 31, 2023 include restructuring costs of $4.3 million.
•Net loss of $(44.9) million increased 4% year-over-year.
•Adjusted EBITDA loss (non-GAAP) of $(28.9) million was flat year-over-year as higher non-share-based and unit-based compensation costs were offset by lower marketing costs and professional service fees.

Apex Crypto Full Year 2023 Outlook
•Apex Crypto acquisition closed on April 1, 2023.
•Full year 2023 gross revenue expected to be ~$1,874 million - $2,384 million.
•Full year 2023 outlook for crypto costs and execution, clearing and brokerage fees of ~$1,868 million – $2,376 million.
•Financial results for remainder of 2023 expected to be approximately free cash flow breakeven, excluding deal costs.

Webcast and Conference Call Information
Bakkt will host a conference call at 9:00 AM ET, May 11, 2023. The live webcast of Bakkt’s earnings conference call can be accessed at https://investors.bakkt.com, along with the earnings press release and accompanying slide presentation. Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 853207 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed by dialing (866) 813-9403 and entering the access code 608202. The replay will be available through June 10, 2023.

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About Bakkt
Founded in 2018, Bakkt builds technology that connects commerce. Our vision is to connect the digital economy by offering one platform for cryptocurrency, loyalty, and commerce. We enable our partners and clients to deliver new opportunities to their customers through SaaS and API solutions that unlock crypto and drive loyalty, powering engagement and performance. Bakkt is headquartered in Alpharetta, GA. For more information, visit:
https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts

Investor Relations
Ann DeVries, Head of Investor Relations
Ann.DeVries@bakkt.com

Media
Lauren Post, Head of Communications
Lauren.Post@bakkt.com

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the impacts from the Apex Crypto acquisition, Bakkt’s guidance regarding Apex Crypto’s full year 2023 results, and Bakkt’s guidance, plans, objectives, expectations and intentions with respect to future operations, products, services, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: Bakkt’s ability to grow and manage growth profitably; changes in Bakkt’s business strategy; changes in the market in which Bakkt competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that Bakkt targets; disruptions in the crypto market that subject Bakkt to additional risks, including the risk that banks may not provide banking services to Bakkt; the possibility that Bakkt may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute Bakkt’s growth strategies, including identifying and executing acquisitions and Bakkt’s initiatives to add new clients; Bakkt’s ability to successfully integrate the Apex Crypto business and employees and to achieve the expected benefits from the acquisition; Bakkt’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to Bakkt’s data security; the impact of any goodwill or other intangible assets impairments on Bakkt’s operating results; the impact of any pandemics or other public health emergencies; Bakkt’s inability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in Bakkt’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Definitions
Digital asset conversion volume: Dollar value of transaction volume across loyalty redemption, crypto buy/sell and gift card purchases
Transacting accounts: Unique accounts that perform transactions on the Bakkt platform each month
Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly tied measures used by other companies.
Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Loss ($ in millions) (unaudited)

	1Q23	1Q22
Net loss	$(44.9)	$(43.3)
Depreciation and amortization	3.1	5.9
Interest income, net	(1.6)	(0.1)
Income tax expense (benefit)	0.0	(3.1)
EBITDA	$(43.4)	$(40.7)

Acquisition-related expenses	0.8	0.5
Share-based and unit-based compensation expense	7.9	13.3
Cancellation of common units	-	(0.1)
Loss (gain) from change in fair value of warrant liability	1.0	(2.4)
Restructuring expenses	4.3	-
ICE transition services expense	0.6	0.4
Adjusted EBITDA Loss	$(28.9)	$(28.9)

Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for “capitalized internal use software development costs and other capital expenditures” and “interest income.” We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.

We provide Free Cash Flow because we believe that Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities as an indicator of liquidity.

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow ($ in millions) (unaudited)

	1Q23	1Q22
Net cash used in operating activities	$(47.2)	$(33.2)
Capitalized internal-use software development costs and other capital expenditures	(3.7)	(3.1)
Interest income, net	(1.6)	(0.1)
Free cash flow	$(52.5)	$(36.4)

Consolidated Balance Sheets ($ in millions)

	As of 3/31/23	As of 12/31/22
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50.8	$98.3
Restricted cash	19.3	16.5
Cash held in escrow	67.2	-
Customer funds	0.6	0.6
Available-for-sale securities	66.8	141.1
Accounts receivable, net	25.4	25.3
Prepaid insurance	18.5	22.8
Safeguarding asset for crypto	26.1	15.8
Other current assets	7.6	6.1
Total current assets	282.3	326.5
Property, equipment and software, net	20.1	19.7
Goodwill	15.9	15.9
Intangible assets, net	54.4	55.8
Deposits with clearinghouse	15.3	15.2
Other assets	25.4	22.5
Total assets	$413.3	$455.5

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$49.0	$66.8
Customer funds payable	0.6	0.6
Deferred revenue, current	3.8	4.0
Due to related party	0.5	1.2
Safeguarding obligation for crypto	26.1	15.8
Other current liabilities	4.3	3.8
Total current liabilities	84.3	92.1
Deferred revenue, noncurrent	2.7	3.1
Warrant liability	1.8	0.8
Deferred tax liabilities, net	-	-
Other noncurrent liabilities	26.3	23.4
Total liabilities	$115.1	$119.4

Stockholders’ equity:
Class A common stock ($0.0001 par value, 750,000,000 shares authorized, 82,624,773 shares issued and outstanding as of 3/31/23, 80,926,843 shares issued and outstanding as of 12/31/22)	-	-
Class V common stock ($0.0001 par value, 250,000,000 shares authorized, 183,279,887 shares issued and outstanding as of 3/31/23, 183,482,777 shares issued and outstanding as of 12/31/22)	-	-
Additional paid-in capital	780.0	773.0
Accumulated other comprehensive loss	(0.4)	(0.3)
Accumulated deficit	(690.4)	(676.4)
Total stockholders’ equity	89.3	96.3
Noncontrolling interest	209.0	239.8
Total equity	298.3	336.1
Total liabilities and stockholders’ equity	$413.3	$455.5

Consolidated Statements of Operations ($ in millions) (unaudited)

	1Q23	1Q22
Revenues:
Net revenues (includes related party net revenues of $1 and $20, respectively)	$13.0	$12.5
Operating expenses:
Compensation and benefits	34.1	35.1
Professional services	2.4	4.7
Technology and communication	5.7	4.4
Selling, general and administrative	6.7	9.4
Acquisition-related expenses	0.8	0.5
Depreciation and amortization	3.1	5.9
Related party expenses	0.6	0.4
Restructuring expenses	4.3	-
Other operating expenses	0.8	0.7
Total operating expenses	58.4	61.0
Operating loss	(45.4)	(48.5)
Interest income, net	1.6	0.1
(Loss) gain from change in fair value of warrant liability	(1.0)	2.4
Other expense, net	(0.0)	(0.5)
Loss before income taxes	(44.8)	(46.5)
Income tax (expense) benefit	(0.0)	3.1
Net loss	(44.9)	(43.3)
Less: Net loss attributable to noncontrolling interest	(30.9)	(36.2)
Net loss attributable to Bakkt Holdings, Inc.	$(14.0)	$(7.1)

Net loss per share attributable to Class A common stockholders:
Basic	$(0.17)	$(0.12)
Diluted	$(0.17)	$(0.14)

Consolidated Statements of Cash Flows ($ in millions) (unaudited)

	1Q23	1Q22
Cash flows from operating activities:
Net loss	$(44.9)	$(43.3)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3.1	5.9
Non-cash lease expense	0.8	0.3
Share-based compensation expense	7.2	13.2
Unit-based compensation expense	0.7	0.2
Forfeiture and cancellation of common units	-	(0.1)
Deferred income taxes	-	(3.1)
Loss on disposal of assets	0.0	-
Loss (gain) from change in fair value of warrant liability	1.0	(2.4)
Other	0.2	0.3
Changes in operating assets and liabilities:
Accounts receivable	(0.1)	(1.3)
Prepaid insurance	4.3	4.3
Deposits with clearinghouse	(0.2)	-
Accounts payable and accrued liabilities	(16.0)	(1.7)
Due to related party	(0.7)	(0.3)
Deferred revenue	(0.5)	(0.9)
Operating lease liabilities	(0.6)	0.1
Customer funds payable	(0.0)	0.1
Other assets and liabilities	(1.7)	(4.3)
Net cash used in operating activities	(47.2)	(33.2)
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(3.7)	(3.1)
Purchase of available-for-sale securities	(27.0)	-
Proceeds from the maturity of available-for-sale securities	101.0	-
Acquisition of Bumped LLC	(0.6)	-
Net cash provided by (used in) investing activities:	69.7	(3.1)
Cash flows from financing activities:
Proceeds from the exercise of warrants	-	0.0
Net cash provided by financing activities:	-	0.0
Effect of exchange rate changes	0.0	0.2
Net increase (decrease) in cash, cash equivalents, restricted cash, cash held in escrow, and customer funds	$22.5	$(36.1)
Cash, cash equivalents, restricted cash, cash held in escrow, and customer funds at the beginning of the period	$115.4	$408.4
Cash, cash equivalents, restricted cash, cash held in escrow, and customer funds at the end of the period	$137.9	$372.3

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